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                                                                    Exhibit 23.2
                                                                    ------------

                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Director Stock Option Plan of Diatide, Inc. of our report dated February 2, 1996, except for Note 10, and the first paragraphs of Notes 2 and 5, as to which the dates are May 16, 1996 and June 6, 1996, respectively, with respect to the financial statements of Diatide, Inc. for the year ended December 31, 1995 included in its Registration Statement (Form S-1 No 333-3326), as amended, filed with the Securities and Exchange Commission.

                                                     ERNST & YOUNG LLP

Manchester, New Hampshire
September 13, 1996